Exhibit 10.9

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this ______, day of August, 2021, by and between European Sustainable Growth Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 367833 (the “Issuer”), ads-tec Energy plc, an Irish public limited company duly incorporated under the laws of Ireland (“Irish Holdco”) solely for the limited purposes of Section 4 and Section 9, and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Irish Holdco, Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13 (“Bosch”), ads-tec Energy GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (the “Company”), ads-tec Holding GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”, together with Bosch, the “Sellers” and each individually, a “Seller”) and the other parties named therein, will enter into a certain Business Combination Agreement, on a date after the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, the Sellers shall transfer all the equity interest of the Company to Irish Holdco for good and valuable consideration, so that the Company shall become a wholly-owned subsidiary of Irish Holdco, on the terms and subject to the conditions set forth therein (such transfer, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, Subscriber desires to subscribe for and purchase from the Issuer that number of Class A ordinary shares of the Issuer, par value $0.0001 per share (the “Issuer Shares”), set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”), and for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement and upon the SPAC Merger Effective Time (as defined therein), each of the Shares shall be automatically cancelled in exchange for one (1) validly issued, fully paid and non-assessable Irish Holdco Common Share, and the resale of such Irish Holdco Common Share shall be registered pursuant to the registration rights set forth in Section 4 hereof; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to purchase Issuer Shares on the PIPE Closing Date (as defined below) at the Per Share Purchase Price, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, [●] shares of Issuer Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the PIPE Closing, Subscriber hereby irrevocably agrees to subscribe for and purchase, and the Issuer hereby irrevocably agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer, as of the date hereof and as of the PIPE Closing, as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation (if such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized and validly executed and delivered by Subscriber and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, shall constitute the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber, or (iii) result in any violation of any law, statute or any judgment, order, rule or regulation or any other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that has a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement.

2.1.4 Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement.

2.1.5 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Schedule I and it is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is an investor in one of the categories set forth in Schedule I and satisfies the applicable requirements set forth on Schedule I, and by signing below confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is investing in the Shares, (iii) if resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (iv) if resident in the United Kingdom, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who: (a) has professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (b) is a high net worth entity or other person falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (c) is any other person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) may otherwise lawfully be made under the Financial Promotion Order, (v) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in the Securities Act) or an accredited investor (within the meaning of Rule 501(a) of Regulation D under the Securities Act), and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Shares in any manner that would violate the federal securities laws of the United States or any other applicable jurisdiction (and shall provide the requested information on Schedule I hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.6 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act. Subscriber understands that (A) the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (B) the Shares may be subject to transfer restrictions under applicable laws and (C) any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing restrictions and, as a result of these restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber acknowledges that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.7 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that (i) there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Irish Holdco, the Company, the Placement Agents (as defined below) or any of their respective affiliates, officers or directors, expressly or by implication, in connection with Subscriber’s subscription for the Shares, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and (ii) Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement in connection with Subscriber’s subscription for the Shares,.

2.1.8 Subscriber represents and warrants that it (i) is purchasing the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.

2.1.9 In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) and the Issuer’s and Irish Holdco’s express representations, warranties and agreements in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not otherwise relied on any representations, warranties, statements or other information provided by anyone other than the Issuer concerning the Issuer, Irish Holdco, the Company or the Shares or the offer and resale of the Shares. Subscriber acknowledges and agrees that Subscriber (i) has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares (including with respect to the Issuer, Irish Holdco, the Company and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to Subscriber in the electronic data room hosted by the Issuer in connection with the transactions contemplated by this Subscription Agreement (the “Disclosure Package”) and any documents made available by Issuer on EDGAR. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that ABN AMRO Securities (USA) LLC, EarlyBirdCapital, Inc., Carnegie Investment Bank AB and Raymond James & Associates, Inc. (collectively, the “Placement Agents”) and their respective directors, officers, employees, representatives, affiliates and controlling persons have made no independent investigation with respect to the Issuer, Irish Holdco, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, Irish Holdco or the Company. Subscriber acknowledges that (a) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agents’ respective affiliates with respect to its decision to invest in the Shares (including information related to the Issuer, Irish Holdco, the Company, or the Shares) and the offer and sale of the Shares, and (b) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change, and that any changes to such information, including any changes based on updated information, shall in no way affect Subscriber’s obligation to purchase the Shares hereunder; provided, that the foregoing shall not affect Subscriber’s rights under any other provision of this Subscription Agreement.

2.1.10 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Company, the Issuer or their respective representatives (including the Placement Agents). Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer, the Company or their respective representatives (including the Placement Agents), and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Issuer or its representatives, or the Placement Agents. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.11 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, Irish Holdco, the Issuer, or any of their respective agents (including the Placement Agents) or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.12 Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.13 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares, nor upon the accuracy or adequacy of the Company’s, Irish Holdco’s or Issuer’s reports, schedules, forms, statements and other documents required to be filed by the Company, Irish Holdco and Issuer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

2.1.14 Subscriber acknowledges and agrees that (i) the Staff of the Commission issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), (ii) Issuer continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Documents and (iii) any restatement, revision or other modification of the SEC Documents in connection with such review of the Statement or any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Subscription Agreement and shall not be, or be deemed to have caused, an Issuer Material Adverse Effect.

2.1.15 Except as permitted by applicable law, none of Subscriber or any of its respective subsidiaries nor, to the knowledge of Subscriber, any director, officer, agent, or employee of Subscriber or any of its respective subsidiaries is a person that is, or is controlled or owned 50 percent or more, individually or in the aggregate, by one or more persons that are currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is Subscriber or any of its respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria). None of Subscriber or any of its respective subsidiaries nor, to the knowledge of Subscriber, any director, officer, agent, or employee of Subscriber or any of its respective subsidiaries has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions. Subscriber and each of its subsidiaries have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Sanctions. Notwithstanding the foregoing, the operation by Subscriber to, from and in Cuba, including entering into necessary agreements to do so and retaining or stationing employees or other agents in Cuba in connection with the same, in each case, in compliance with the requirements of the U.S. Department of Transportation and the U.S. Department of the Treasury and all other applicable laws, is not, and shall be deemed not to constitute, a violation of any of the foregoing.

2.1.16 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that neither the Issuer nor any of its affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.17 Except as a result of the entry into this Subscription Agreement (if relevant), Subscriber is not currently (and at all times through the PIPE Closing will refrain from being or becoming) a member of (i) a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) and (ii) a group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase of the Shares by Subscriber such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the PIPE Closing as a result of the purchase and sale of Shares hereunder.

2.1.19 Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3. Subscriber is an entity that will have total liquid assets and net assets in excess of the Purchase Price as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.

2.1.20 Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including the Company, any of its affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that no other subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such subscriber) shall be liable to Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s share capital for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

2.1.21 Subscriber hereby acknowledges and agrees that (a) each of the Placement Agents is each acting solely as Placement Agent in connection with the Transactions and is not acting as an underwriter and is not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions, (e) KPMG AG Wirtschaftsprüfungsgesellschaft and or its affiliate is acting as capital markets advisor and financial advisor to the Company, and (f) EarlyBirdCapital, Inc. and ABN AMRO Securities (USA) LLC or their respective affiliates are acting as financial advisor to the Issuer.

2.1.22 None of the Placement Agents nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Issuer or any of its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer.

2.1.23 Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, this Subscription Agreement. This undertaking is given freely and after obtaining independent legal advice.

2.1.24 Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

2.1.25 No broker, finder, or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, Irish Holdco, the Company, the Placement Agents or any of their respective subsidiaries.

2.2 Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the PIPE Closing, as follows:

2.2.1 The Issuer is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The issue of the Shares has been duly authorized and, when issued to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and the memorandum and articles of association of the Issuer (as amended from time to time) and following the updates to the register of members of the Company in respect of such Shares in accordance with the Companies Act (As Revised) of the Cayman Islands, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement, the Business Combination Agreement or any applicable laws) and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s memorandum and articles of association (as amended from time to time) or under the Companies Act (As Revised) of the Cayman Islands.

2.2.3 This Subscription Agreement has been duly authorized and validly executed and delivered by the Issuer and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by Subscriber, shall constitute the valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts).

2.2.4 The execution, delivery and performance of this Subscription Agreement by the Issuer (including compliance by the Issuer with all of the provisions hereof) and the issuance and sale of the Shares and the consummation of the other transactions contemplated herein, do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries, as applicable, is a party or by which the Issuer or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Issuer or any of its subsidiaries, as applicable, is subject, (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, as applicable, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer, the Company or any of their respective subsidiaries, as applicable, or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer that has a material adverse effect on (x) the assets, business, stockholders’ or shareholders’ equity, results of operations or financial operations of the Issuer and its subsidiaries, taken as a whole (including the combined company after giving effect to the Transactions), (y) the validity of the Shares, or (z) the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement. Except as set forth in the Business Combination Agreement and the other agreements and arrangements referred to therein, as of the date hereof there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares, or (ii) any shares of the Issuer to be issued pursuant to the other Transactions, in each case, that have not been or will not be validly waived or terminated prior to the BCA Closing Date.

2.2.5 As of the date of this Subscription Agreement and as of immediately prior to the PIPE Closing, the authorized share capital of the Issuer consists of (i) 100,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”); (ii) 10,000,000 shares of Class B ordinary shares, par value of $0.0001 per share (“Class B Shares”) and (iii) 1,000,000 shares of preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof: (i) 14,435,000 Class A Shares are issued and outstanding; (ii) 3,593,750 Class B Shares are issued and outstanding; (iii) no Preference Shares are issued and outstanding; and (iv) 11,562,500 warrants, each exercisable to purchase one Class A Share at $11.50 per share, are outstanding. Except for the Transactions, as of the date of this Subscription Agreement, and immediately prior to PIPE Closing, there are no outstanding (1) shares, equity interests or voting securities of Irish Holdco, (2) securities of Irish Holdco convertible into or exchangeable for shares or other equity interests or voting securities of Irish Holdco, or (3) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Irish Holdco to acquire from any individual, entity or other person, and no obligation of Irish Holdco to issue, any shares or other equity interests or voting securities of Irish Holdco (collectively, the “Irish Holdco Equity Interests”) or securities convertible into or exchangeable or exercisable for Irish Holdco Equity Interests. As of the date of this Subscription Agreement, other than Irish Holdco and EUSG II, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the date of this Subscription Agreement, other than EUSG II, Irish Holdco has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder or shareholder agreements, voting trusts or other agreements or understandings to which the Issuer or Irish Holdco is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents (as defined below) and (B) as contemplated by the Business Combination Agreement.

2.2.6 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct, and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement, and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”) which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable to the relevant SEC Documents, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Securities Act or the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has filed each SEC Document that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are, and upon the PIPE Closing there shall be, no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.7 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

2.2.8 Neither the Issuer nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any securities of the Issuer or solicited any offers to buy any securities of the Issuer under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.9 Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer, nor any person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.10 Neither the Issuer nor Irish Holdco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer or Irish Holdco of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than filings (i) with the Commission of the Registration Statement (as defined below), (ii) required by applicable state or federal securities laws, (iii) required in accordance with the Business Combination Agreement, (iv) required by Nasdaq Capital Market (the “Nasdaq”) and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.11 The description of the business and financial information of the Company to be included in the proxy statement/prospectus to be provided to the shareholders of the Issuer in connection with the Transactions shall not be materially inconsistent with the information included in the Disclosure Package.

2.2.12 Other than the Placement Agents, no broker, finder or other financial consultant has acted on the Issuer’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby.

2.2.13 The Issuer is in compliance with all applicable laws, except where such non-compliance would not have an Issuer Material Adverse Effect. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

2.2.14 Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending against the Issuer, or, to the knowledge of the Issuer, threatened against the Issuer or pending or threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer or, to the knowledge of the Issuer, the Company.

2.2.15 The Issuer is not, and immediately after receipt of payment for the Shares and consummation of the other Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.16 No Other Subscription Agreement includes terms and conditions that are more favorable to any Other Investor than Subscriber hereunder, and such Other Subscription Agreements reflect the same Per Share Purchase Price. The Other Subscription Agreements have not been amended, waived or modified, and the Issuer shall not amend, waive or modify any other Subscription Agreements, in any manner to benefit the Other Subscribers thereunder (unless Subscriber was offered substantially the same benefit) following the date of this Subscription Agreement. The Issuer shall not release any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement from any of its material obligations thereunder or any other agreements with any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement unless it offers a similar release to Subscriber with respect to any similar obligations Subscriber has hereunder. For the avoidance of doubt, an assignment permitted pursuant to Section 6.6 of this Subscription Agreement shall not be deemed to be an amendment, waiver, modification or release with respect to an Other Subscription Agreement or Other Subscriber, as applicable, as contemplated in this Section 2.2.16.

2.2.17 Since its formation, neither the Issuer nor, to the Issuer’s knowledge, the Company nor any of their respective representatives, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, or (iii) made any other unlawful payment. Since its formation, neither the Issuer nor, to the Issuer’s knowledge, the Company nor any of their respective representatives has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder any of the Issuer or the Company or assist any of the Issuer or the Company in connection with any actual or proposed transaction. Since its formation, the operations of each of the Issuer and, to the Issuer’s knowledge, the Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (as defined in the Business Combination Agreement) that have jurisdiction over the Issuer or the Company. Neither the Issuer nor, to the Issuer’s knowledge, the Company nor any of their respective directors or officers, or any other representative acting on behalf of each of them, is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently the subject or target of any sanctions administered by OFAC (as defined in the Business Combination Agreement), the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by one or more persons identified in (i) or (ii); and neither the Issuer or its officers or directors nor, to the Issuer’s knowledge, the Company, has directly or knowingly indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or other applicable Governmental Authority (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Authority in the last five (5) fiscal years. Neither the Issuer nor, to the Issuer’s knowledge, the Company, nor any of their respective directors or officers, or any other representative acting on behalf of the Issuer or the Company has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No Action (as defined in the Business Combination Agreement) involving the Issuer or the Company with respect to the any of the foregoing is pending or, to the Issuer’s knowledge, threatened.

2.2.18 The issued and outstanding Class A ordinary shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “EUSG.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Class A ordinary shares on Nasdaq, suspend trading of the Class A ordinary shares on Nasdaq or to deregister the Class A ordinary shares under the Exchange Act. The Company has taken no action that is designed to terminate or expected to result in the termination of the registration of the Class A ordinary shares under the Exchange Act.

3. Settlement Date, Delivery and Closing.

3.1 Subject to the satisfaction or waiver of the conditions set out in Section 3.2 and Section 3.3, the closing of the Subscription contemplated hereby (the “PIPE Closing”) shall occur at one (1) Business Day prior to the SPAC Merger Effective Time (the date of such PIPE Closing, the “PIPE Closing Date”). Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions (including the conditions set forth in Section 3.2 and 3.3 hereof) to be satisfied or waived (the “Expected BCA Closing Date”), Subscriber shall deliver to the Issuer at least one (1) Business Day prior to the Expected BCA Closing Date, (x) the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer or its designees in escrow until the PIPE Closing and (y) such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued. On the PIPE Closing Date, the Issuer, upon written notice to Subscriber, shall issue the Shares to Subscriber and subsequently cause the Shares to be registered in book entry form by updating the register of members of the Issuer, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein or in any other agreement between the Issuer and Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, on the Issuer’s register of members (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to Subscriber evidence of such issuance from the Issuer’s transfer agent, and the funds constituting the Purchase Price shall be deemed released from escrow. Following the PIPE Closing and until the SPAC Merger Effective Time, the Issuer shall cause the funds constituting the Purchase Price to be held in a segregated account of the Issuer or its designees and will not use such funds for any purpose. In the event that the consummation of the Transactions does not occur (x) within five (5) Business Days after the Expected BCA Closing Date or (y) within two (2) Business Days of the PIPE Closing Date, unless otherwise agreed to in writing by the Issuer and Subscriber, the Issuer shall promptly (but in no event later than one (1) Business Day thereafter) cause the Purchase Price so delivered by Subscriber (which shall not include, for the avoidance of doubt, the accrual of any interest) to be returned to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed repurchased and cancelled. Notwithstanding such return, repurchase or cancellation, (i) Subscriber acknowledges and agrees that a failure to close the Transactions on the Expected BCA Closing Date shall not be deemed to be a failure of any of the conditions to the PIPE Closing set forth in this Section 3 to be satisfied or waived on or prior to the PIPE Closing Date and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) subject to the conditions to closing provided in Section 3, to consummate the PIPE Closing on the PIPE Closing Date (as set forth in such new Closing Notice). For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close in the State of New York.

3.2 Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the PIPE Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the PIPE Closing Date, of each of the following conditions:

3.2.1 The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects as of the PIPE Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be so true and correct in all respects as of the PIPE Closing (or, if such representation and warranties speak as of another date, as of such date)), and consummation of the PIPE Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber in this Subscription Agreement as of the PIPE Closing.

3.2.2 Subscriber shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the PIPE Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the PIPE Closing.

3.2.3 There shall not be in force any order, law, rule, regulation, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority enjoining or prohibiting the consummation of the Subscription and Section 8.01(b) of the Business Combination Agreement shall not have been waived by any party to the Business Combination Agreement.

3.2.4 All conditions precedent to each of the Issuer’s, the Company’s and Irish Holdco’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions set forth in the Business Combination Agreement shall have been or will be consummated pursuant to the terms and subject to the conditions of Section 3.1.

3.3 Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares at the PIPE Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the PIPE Closing, of each of the following conditions:

3.3.1 The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects as of the PIPE Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be so true and correct in all respects as of the PIPE Closing (or, if such representation and warranties speak as of another date, as of such date)), and consummation of the PIPE Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer in this Subscription Agreement as of the PIPE Closing.

3.3.2 The Issuer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the PIPE Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the PIPE Closing.

3.3.3 There shall not be in force any order, law, rule, regulation, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority enjoining or prohibiting the consummation of the Subscription and Section 8.01(b) of the Business Combination Agreement shall not have been waived by any party to the Business Combination Agreement.

3.3.4 The Irish Holdco Shares (as defined below) shall have been approved for listing on Nasdaq and there shall not have occurred any suspension of the Irish Holdco Shares for sale or trading on Nasdaq and, to knowledge of Issuer, no proceedings for any such purpose shall have been initiated or threatened.

3.3.5 There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits one or more of the Other Subscribers thereunder unless Subscriber has been offered substantially the same benefits

3.3.6 All conditions precedent to each of the Issuer’s, the Company’s and Irish Holdco’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions set forth in the Business Combination Agreement shall have been or will be consummated pursuant to the terms and subject to the conditions of Section 3.1, and no amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to Subscriber) or any terms thereof shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent.

4. Registration Statement.

For purposes of this Section 4, the shares included in the Registration Statement shall include, as of any date of determination, the shares and any other equity security of Irish Holdco issued or issuable with respect to the Shares by way of share division, stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (“Irish Holdco Shares”).

4.1 Irish Holdco agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), Irish Holdco will file with the Commission (at Irish Holdco’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Irish Holdco Shares (the “Registrable Securities”), and Irish Holdco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but not later than the earlier of (i) sixty (60) calendar days following the consummation of the Transactions, (ii) ninety (90) calendar days following the consummation of the Transactions if the Commission notifies Irish Holdco that it will “review” the Registration Statement or (iii) ten (10) Business Days after the date Irish Holdco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that Irish Holdco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholder’s questionnaire in customary form to Irish Holdco that contains the information required by the Commission rules for a Registration Statement regarding Subscriber, the securities of Irish Holdco held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Irish Holdco may reasonably request that are customary of a selling shareholder in similar situations, including providing that Irish Holdco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. With respect to the information to be provided by Subscriber pursuant to this Section 4, Irish Holdco shall request such information at least ten (10) business days prior to the anticipated initial filing date of the Registration Statement. Irish Holdco will provide a draft of the Registration Statement, including the selling stockholder information pertaining to Subscriber, to Subscriber for review at least two (2) business days in advance of the anticipated initial filing date of the Registration Statement. Any failure by Irish Holdco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Irish Holdco of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Unless required under applicable laws and Commission rules, in no event shall Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Shares from the Registration Statement.

4.2 In the case of registration effected by Irish Holdco pursuant to this Subscription Agreement, Irish Holdco shall inform Subscriber as to the status of such registration. At its expense Irish Holdco shall:

4.2.1 except for such times as Irish Holdco is permitted hereunder to suspend, and has suspended, the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Irish Holdco determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Irish Holdco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the actual effectiveness date of the Registration Statement;

4.2.2 advise Subscriber as promptly as practicable, but in any event within five (5) Business Days:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by Irish Holdco of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Irish Holdco shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Irish Holdco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) of this Section 4.2.2 constitutes material, nonpublic information regarding Irish Holdco;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2, except for such times as Irish Holdco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Irish Holdco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5 use its commercially reasonable efforts to cause all Irish Holdco Shares to be listed on each securities exchange or market, if any, on which the Irish Holdco’s Shares are then listed;

4.2.6 use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement and consider in good faith proposed revisions from Subscriber; and

4.2.7 use its commercially reasonable efforts to (x) take all other steps reasonably necessary to effect the registration of Irish Holdco Shares contemplated herein and (y) take such further action as Subscriber may reasonably request, all to the extent required from time to time to enable Subscriber to sell Irish Holdco Shares held by such Subscriber without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to Irish Holdco).

Notwithstanding anything to the contrary in this Subscription Agreement, if the Commission prevents Irish Holdco from including in the Registration Statement any or all of the Irish Holdco Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of the Irish Holdco Shares by Subscriber, the Registration Statement shall register for resale such number of Irish Holdco Shares which is equal to the maximum number of Irish Holdco Shares as is permitted by the Commission. In such event, the number of Irish Holdco Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholder and as promptly as practicable after being permitted to register additional Irish Holdco Shares under Rule 415 under the Securities Act, Irish Holdco shall amend the Registration Statement or file a new Registration Statement to register such Irish Holdco Shares not included in the initial Registration Statement and cause such amendment to the Registration Statement or new Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 4.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, Irish Holdco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines (i) that in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act and is materially prejudicial or onerous for Irish Holdco to include, (ii) the negotiation or consummation of a transaction by Irish Holdco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Irish Holdco’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house counsel), would require additional disclosure by Irish Holdco in the Registration Statement of material information that Irish Holdco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Irish Holdco’s board of directors, upon the advice of legal counsel (which may be in-house counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements or (iii) in the good faith judgment of the majority of Irish Holdco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Irish Holdco and the majority of the board of directors of Irish Holdco concludes as a result that it is essential to defer such filing, effectiveness or use because it would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act (each such circumstance in subclauses (i) – (iii), a “Suspension Event”); provided, however, that Irish Holdco may not delay or postpone the effectiveness of the Registration Statement, require Subscriber not to sell under the Registration Statement or suspend the effectiveness thereof on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from Irish Holdco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Irish Holdco Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Irish Holdco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Irish Holdco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Irish Holdco except for disclosure to Subscriber’s employees, agents and professional advisors who need to know such information and are obligated to keep it confidential, unless otherwise required by law or subpoena. If so directed by Irish Holdco, Subscriber will deliver to Irish Holdco, as applicable, or in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Irish Holdco Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Irish Holdco Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 Indemnification.

4.4.1 The Issuer and Irish Holdco agree jointly and severally to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, trustees, officers, employees, advisers and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any Subscriber Information (as defined below).

4.4.2 Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements or any other selling shareholder under the Registration Statement, to indemnify and hold harmless, to the extent permitted by law, Irish Holdco, its directors and officers and agents and each person who controls Irish Holdco (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein (“Subscriber Information”). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Irish Holdco Shares giving rise to such indemnification obligation.

4.4.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4.4 The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement or of the Irish Holdco Shares.

4.4.5 If the indemnification provided under this Section 4.4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4.4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4.5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.4.5 shall be individual, not joint and several, and in no event shall the liability of Subscriber (together with any indemnification obligation under this Section 4.4) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Irish Holdco Shares giving rise to such contribution obligation.

5. Termination. This Subscription Agreement shall terminate, notwithstanding that the PIPE Closing has not occurred, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement,(iii) if, upon the BCA Closing Date, any of the conditions set forth in Section 3 of this Subscription Agreement have not been satisfied or waived by the party entitled to grant such waiver, (iv) the date that is six (6) months after the date of the execution of the Business Combination Agreement and (v) the date that is six (6) months after the date of this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly (and, in any event, within three (3) Business Days) after the termination of such agreement (if applicable) and any monies paid by Subscriber to the Issuer pursuant to this Subscription Agreement shall promptly (but not later than two business days thereafter) be returned to Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

6. Miscellaneous.

6.1 Further Assurances.

6.1.1 Subscriber acknowledges that the Issuer, the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the PIPE Closing, Subscriber agrees to promptly notify the Issuer, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in this Subscription Agreement.

6.1.2 The Issuer acknowledges and agrees that Subscriber and each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the PIPE Closing, the Issuer agrees to promptly notify Subscriber and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in all material respects.

6.1.3 Each of the Issuer, Subscriber, the Company, the Placement Agents and Irish Holdco is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.4 The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent available and to the extent consistent with its internal policies and procedures. The Issuer agrees to keep any such information provided by Subscriber confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

6.1.5 Except as provided in Section 4, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.6 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, practical or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein no later than one (1) Business Day prior to the SPAC Merger Effective Time.

6.2 No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind directly with respect to the Shares during the period from the date of this Subscription Agreement through the PIPE Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, (i) nothing in this Section 6.2 shall prohibit any entities under common management or that share an investment adviser with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions; and in case Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 6.2 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

6.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

6.3.1	if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto;

6.3.2	if to the Issuer, to:

European Sustainable Growth Acquisition Corp.
Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman KY1-1104
Attention: Pieter Taselaar
Email: ptaselaar@lucernecap.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Ave
New York, NY 10022
United States
Attention: Ari Edelman
Email: AEdelman@reedsmith.com

Reed Smith LLP
2850 N. Harwood St.
Suite 1500
Dallas, TX 75201
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

6.3.3	If to Irish Holdco, to:

ads-tec Energy plc
10 Earlsfort Terrace, Dublin 2
Dublin, D02 T380, Ireland
Attention: Pieter Taselaar
Email: ptaselaar@lucernecap.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Ave
New York, NY 10022
United States
Attention: Ari Edelman
Email: AEdelman@reedsmith.com

Reed Smith LLP
2850 N. Harwood St.
Suite 1500
Dallas, TX 75201
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

6.4 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.5 Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by each of the parties hereto.

6.6 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the Company and the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided that upon prior written notice to the Issuer, Subscriber (i) may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates and (ii) Subscriber’s rights under Section 4 may be assigned to an assignee or transferee of the Shares; provided further that no such assignment shall relieve Subscriber of its obligations hereunder.

6.7 Benefit; Separate Obligations.

6.7.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective heirs, executors, administrators successors, legal representatives and permitted assigns.

6.7.2 Each of the Issuer and Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement.

6.7.3 The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber. The decision of Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber, and nothing contained in any subscription agreement, and no action taken by Subscriber or any Other Subscriber pursuant thereto, shall be deemed to constitute Subscriber, on the one hand, and any Other Subscriber, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscriber are in any way acting in concert or as a group for any purpose. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement without the need to join, any Other Subscriber in any proceeding for such purpose.

6.8 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflicts of law thereof, to the extent they would require or permit the application of laws or statute of limitations of another jurisdiction.

6.9 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom (the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3 and waives and covenants not to assert or plead any objection which it might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.10 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12 Remedies.

6.12.1 The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the PIPE Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies may not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to seek equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement may include the right of the Issuer to cause Subscriber and the right of Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2 The parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.13 Survival. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the PIPE Closing until the applicable statute of limitations. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the PIPE Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period. For the avoidance of doubt, if for any reason the PIPE Closing does not occur at least one (1) Business Day prior to the SPAC Merger Effective Time, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect. For further avoidance of doubt, Section 4, Section 6 and Section 9 shall survive the PIPE Closing.

6.14 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any share division, stock split, stock or share dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Consent to Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information relating to the Company, the Issuer, Irish Holdco, Sellers that the Company, the Issuer, Irish Holdco, Sellers or any of their respective officers, directors, employees or agents (including the Placement Agents) has provided to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document. From and after the publication of such Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company, Irish Holdco, the Issuer, Sellers or any of their respective officers, directors, employees or agents (including the Placement Agents) in connection with the transactions contemplated by this Subscription Agreement and the Transactions, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Issuer, Irish Holdco, Sellers, the Placement Agents or any of their respective affiliates.

7.2 Subscriber hereby consents to the publication and disclosure in or of (i) any press release issued by Irish Holdco, the Issuer or the Company or the Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Business Combination Agreement, the proxy statement, or any other filing with the Commission pursuant to applicable securities laws, in each case as and to the extent required by the federal securities laws or the Commission or any other securities authorities and (ii) any other documents or communications provided by Irish Holdco, the Issuer or the Company to any governmental authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by Irish Holdco, the Issuer and/or the Company, a form (excluding details specific and personal to Subscriber) of this Subscription Agreement; provided that, in the case of such disclosures by the Issuer, Irish Holdco or the Company, the Issuer, Irish Holdco or the Company, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure, in each case, to the extent such disclosure specifically names Subscriber. Other than in the Registration Statement contemplated by Section 4 of this Subscription Agreement, as required by any laws, rules or regulations (including, without limitation, securities laws, rules or regulations), at the request of the staff of the Commission or any regulatory agency or as set forth in the immediately preceding sentence, without Subscriber’s prior written consent (including by email), none of the Issuer, Irish Holdco or the Company shall, and shall cause their respective officers, directors, affiliates, and agents (including the Placements Agents) not to, publicly disclose the name of Subscriber or any of its affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or trading market other than as set forth above, except to the Issuer’s securityholders, lawyers, independent accountants and other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Subscriber will promptly provide any information reasonably requested by Irish Holdco, the Issuer and/or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

8. Trust Account Waiver. Subscriber acknowledges that it has read the Investment Management Trust Agreement, dated as of January 26, 2021, by and between the Issuer and Continental Stock Transfer & Trust Company, a New York corporation, and understands that the Issuer has established the trust account described therein (the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9. Rule 144

9.1 From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the securities of Irish Holdco to the public without registration are available to holders of Irish Holdco’s shares and for so long as Subscriber holds the Irish Holdco Shares, Irish Holdco shall, at its expense:

9.1.1 make and keep public information available, as those terms are understood and defined in Rule 144;

9.1.2 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Irish Holdco under the Securities Act and the Exchange Act so long as Irish Holdco remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Irish Holdco Shares under Rule 144; and

9.1.3 furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by Irish Holdco, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Irish Holdco and such other reports and documents so filed by Irish Holdco, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

9.2 In connection with any sale or other disposition of the Irish Holdco Shares by Subscriber pursuant to Rule 144 and upon compliance by Subscriber with the requirements of this Section 9.2, if requested by Subscriber and if in the opinion of counsel to Irish Holdco, it is then permissible to do so, Irish Holdco shall cause the transfer agent for the Irish Holdco Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Irish Holdco Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within five (5) trading days of any such request therefor from Subscriber; provided that Irish Holdco and the Transfer Agent have timely received from Subscriber customary representations and other documentation reasonably acceptable to Irish Holdco and the Transfer Agent in connection therewith. Subject to receipt from Subscriber by Irish Holdco and the Transfer Agent of customary representations and other documentation reasonably acceptable to Irish Holdco and the Transfer Agent in connection therewith, Subscriber may request that Irish Holdco remove any legend from the book entry position evidencing its Irish Holdco Shares and Irish Holdco will, if reasonably required by the Transfer Agent and at Irish Holdco’s sole expense, use its commercially reasonable efforts to cause an opinion of Irish Holdco’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Irish Holdco Shares (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for such Irish Holdco Shares pursuant to the foregoing, Irish Holdco shall, in accordance with the provisions of this Section 9.2 and within five (5) trading days of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. Notwithstanding the foregoing, Irish Holdco will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer, Irish HoldCo and Subscriber have executed or caused this Subscription Agreement to be executed by their duly authorized representatives as of the date set forth on the first page hereof.

ISSUER:

European Sustainable growth ACQUISITION CORP

By:
Name:
Title:

IRISH HOLDCO:

ads-tec energy plc

By:
Name:
Title:

Accepted and agreed this __ day of August, 2021.

SUBSCRIBER:

Signature of Subscriber:

By:
Name:
Title:

Date:

Name of Subscriber:

(Please print. Please indicate name and
capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:

Business Address-Street:

City, State, Zip:

Attn:

Telephone No.:

Facsimile No.:

Aggregate Number of Shares subscribed for:

You must pay the Purchase Price by wire transfer of U.S. dollars ($) in immediately available funds, to be held in escrow until the PIPE Closing Date (and then in a segregated account until the SPAC Merger Effective Time), to the account specified by the Issuer in the Closing Notice.

Schedule I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

“QUALIFIED INSTITUTIONAL BUYER” STATUS

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐	The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company, or Massachusetts or similar business trust;

☐	is an investment adviser registered under the Investment Advisers Act; or

☐	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐	The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐	The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[1] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐	The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐	The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) of Regulation D under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

[1]	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, partnership, or limited liability company, or (iii) organization described in section 501(c)(3) of the Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are institutional “accredited investors”;

☐	Any entity, of a type not listed in paragraphs a(1), a(2), a(3), a(7), or (a)(8) of Rule 501(a) of Regulation D under the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.